Exhibit 10.2

                                ESCROW AGREEMENT

THIS  made as of  21st day of December, 2009

AMONG:

           AMERICAN EAGLE ENERGY INC.
           (the "Company")

                                                               OF THE FIRST PART

AND:

           SYNERGY RESOURCES LLC
           ("Synergy")

                                                              OF THE SECOND PART

AND:

           W.L. MACDONALD LAW CORPORATION
           (the "Escrow Agent")

                                                               OF THE THIRD PART

WITNESSES THAT WHEREAS:

A. Pursuant to a Consulting Agreement dated December 21, 2009 entered into between the Company and Synergy, Synergy has agreed to acquire 10,000,000 shares (the "Shares") of the Company in exchange for certain consulting services as described therein;

B. The parties have agreed that 4,500,000 of the Shares are to be held in escrow until the milestones described herein have been achieved; and

C. The Company, and Synergy desire to appoint the Escrow Agent, and the Escrow Agent has agreed to act as escrow agent to hold the Shares and the Transfer Documents in accordance with the terms hereof.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Wherever used in this Agreement, unless the context otherwise requires, the following words and terms will have the meanings shown:

     (a)  "Agreement" means this Escrow Agreement and any amendments to it;

     (b)  "Company" means American Eagle Energy Inc.;

     (c)  "Escrow Agent" means W.L. Macdonald Law Corporation;
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                                      -2-


     (d) "Escrow Documents" means the Shares and the Transfer Documents and any other documents delivered to the Escrow Agent to be held in escrow pursuant hereto;

     (e) "Milestones" means the achievement of the following condition for the release of the Shares indicated:

          Transferred to        Number of Shares                   Milestones - Condition of Delivery
          --------------        ----------------                   ----------------------------------
          Synergy              2,250,000 upon            Upon the Company identifying two Suitable Well Candidates in
          Resources LLC        the satisfaction          the  Williston  basin for testing of the  "Madison  Fracture
                               of each Milestone         Play", that was introduced to it by Synergy Resources LLC or its agents, with 2,250,000 Shares released for each Suitable
                                                         Well Candidate.

     (f) "Consulting Agreement" means the Consulting Agreement dated December 21, 2009 entered into between the Company and Synergy;

     (g) "Shares" means 4,500,000 fully paid and non-assessable common shares in the capital stock of the Company to be registered in the name of Synergy;

     (h)  "Suitable Well Candidate" means:

          * One that would represent a valid test of the geologic and engineering model presented by Synergy,

          * In the case of a re-entry or recompletion, a wellbore that is mechanically sound,

          * In the case of a re-entry or recompletion, that such candidate can be acquired for economically viable terms either by purchase or farm-in,

          * A new drill location that can be developed more cost effectively than either a re-entry or recompletion, and

     (i) "Transfer Documents" means, if required, duly executed Stock Transfer Powers of Attorney for each share certificate representing the Shares, authorizing the transfer of the Shares to the Company.

1.2 In this Agreement:

     (a) the headings have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement;

     (b) all references to any party, whether a party to this Agreement or not, will be read with such changes in number and gender as the context or reference requires; and

     (c) when the context hereof makes it possible, the word "person" includes in its meaning any firm and any body corporate or politic.

2. DEPOSIT INTO ESCROW

2.1 The Company will, as soon as practicable following execution of this Agreement, deliver the Escrow Documents to the Escrow Agent and the Escrow Agent will hold the Escrow Documents in escrow subject to the terms and conditions of this Agreement.

2.2 The Escrow Agent will hold the Escrow Documents in escrow and undelivered and will, unless then prohibited by an order of a Court of competent jurisdiction, deliver the Escrow Documents to Synergy upon confirmation of satisfaction of the Milestones, as set out herein.

2.3 The parties irrevocably authorize and direct the Escrow Agent to deliver the Escrow Documents to Synergy at any time upon the satisfaction of the Milestones, provided the Share Certificates have been delivered by the Company to the Escrow Agent in accordance with paragraph 0 and the Escrow Agent has received written confirmation and authorization from the Company that the applicable Milestone has been achieved.

2.4 In the event that the Milestones are not achieved by December 21, 2010, the parties irrevocably authorize and instruct the Escrow Agent to cancel the Shares and return them to the treasury of the Company and assign all rights that that may have been acquired in the Madison Fracture Play to Synergy.

3. ESCROW PROVISIONS

3.1 The Company and Synergy hereby direct the Escrow Agent to retain the Escrow Documents and not to cause anything to be done to release the same from Escrow except in accordance with this Agreement. The Escrow Agent accepts its responsibilities hereunder and agrees to perform them in accordance with the terms hereof.

4. ESCROW AGENT

4.1 In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Escrow Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.2 The Company and Synergy jointly and severally covenant and agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Escrow Agent, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Escrow Agent, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Escrow Agent's compliance in good faith with the terms hereof.

4.3 In case proceedings should hereafter be taken in any court respecting the Escrow Documents, the Escrow Agent will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Clause 0 against its costs of such proceedings.

4.4 The Escrow Agent will have no responsibility in respect of loss of the Escrow Documents except the duty to exercise such care in the safekeeping thereof as it would exercise if the Escrow Documents belonged to the Escrow Agent. The Escrow Agent may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

4.5 The Escrow Agent will not be bound in any way by any contract between the other parties hereto whether or not it has notice thereof or of its terms and conditions and the only duty, liability and responsibility of the Escrow Agent will be to hold the Escrow Documents as herein directed and to pay and deliver the same to such persons and other such conditions as are herein set forth. The Escrow Agent will not be required to pass upon the sufficiency of any of the Escrow Documents or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the said documents have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity, but it shall be sufficient for all purposes under this Agreement insofar as the Escrow Agent is concerned that the said documents are deposited with it as herein specified by the parties executing this Agreement with the Escrow Agent.

4.6 In the event that the Escrow Documents are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Escrow Agent obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

4.7 Except as herein otherwise provided, the Escrow Agent is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

4.8 If the Escrow Agent receives any written instructions contrary to the instructions contained in this Agreement, the Escrow Agent may continue to hold the Escrow Documents until the lawful determination of the issue between the parties hereto.

4.9 If written notice of protest is made by either Synergy or the Company to the Escrow Agent to any action contemplated by the Escrow Agent under this Agreement, and such notice sets out reasons for such protest, the Escrow Agent may continue to hold the Escrow Documents until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

4.10 The Escrow Agent may resign as Escrow Agent by giving not less than 30 days' notice thereof to Synergy and the Company. Synergy and the Company may terminate the Escrow Agent by giving not less than 30 days' notice to the Escrow Agent. The resignation or termination of the Escrow Agent will be effective and the Escrow Agent will cease to be bound by this Agreement on the date that is 30 days after the date of receipt of the termination notice given hereunder or on such other date as the Escrow Agent, Synergy and the Company may agree upon. All indemnities granted to the Escrow Agent herein will survive the termination of this Agreement or the termination or resignation of the Escrow Agent.

4.11 Notwithstanding anything herein to the contrary, the Escrow Agent may act upon any written instructions given jointly by the Company and Synergy.

4.12 Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between Synergy and the Company with respect to the Consulting Agreement, this Agreement or any matters arising thereto, the Escrow Agent may in its sole discretion deliver and interplead the Escrow Documents and all funds held in the Escrow Account into court and such delivery and interpleading will be an effective discharge to the Escrow Agent.

4.13 It is understood that in addition to acting as the Escrow Agent hereunder, the Escrow Agent is also acting as solicitor for the Company and not for any other party to this Agreement and the parties have requested that the Escrow Agent act in this capacity.

4.14 The Company and Synergy acknowledge that they have been advised to consult their own legal advisors with respect to this Agreement, the applicable hold periods and resale restrictions regarding the Shares and they covenant and agree that they are solely responsible for compliance with all applicable restrictions in regards to the Shares.

5. GENERAL

5.1 Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

5.2 This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors.

5.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

5.4 Synergy will at the Company's request provide all Transfer Documents to the Escrow Agent necessary to carry out the intent of this Agreement. If the Company or Synergy is comprised of more than one person, then tender on any one of those persons will be sufficient.

5.5 This Agreement will be governed by and construed in accordance with the law of the State of Nevada.

5.6 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in the United States, the notice to the following address:

     (a) If to the Company:

                           AMERICAN EAGLE ENERGY INC.
                           27 North 27th Street, Suite 21G
                           Billings, Montana   59101

     (b) If to Synergy:

                           SYNERGY RESOURCES LLC

     (c) If to the Escrow Agent:

                           W.L. MACDONALD  LAW  CORPORATION
                           1210 - 777 Hornby Street
                           Vancouver, BC V6Z 1S4

                           Attention: William L. Macdonald
                           Fax: (604) 681-4760

(or to such other address as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the electronic communication was successfully transmitted, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

5.7 Time is of the essence of this Agreement.

5.8 It is understood and agreed by the parties to this Agreement that the only duties and obligations of the Escrow Agent are those specifically stated herein and no other.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 21st day of December, 2009.

AMERICAN EAGLE ENERGY INC.


Per:
    --------------------------------------------
    Authorized signatory

SYNERGY RESOURCES LLC


Per:
    --------------------------------------------
    Authorized signatory

W.L. MACDONALD LAW CORPORATION


Per:
    --------------------------------------------
    Authorized signatory